Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Lions Gate Entertainment Corp. of our report dated May 30, 2012 (except for Note 2, as to which the date is June 21, 2012), with respect to the consolidated financial statements and schedule, and our report dated May 30, 2012, except for the effects of the material weakness described in the sixth paragraph as to which the date is June 21, 2012, with respect to the effectiveness of internal control over financial reporting of Lions Gate Entertainment Corp., included in the Current Report (Form 10-K/A) of Lions Gate Entertainment Corp. dated June 22, 2012, filed with the Securities and Exchange Commission.

Form S-3                 Form S-8

No. 333-181371                No. 333-146296
No. 333-176656                No. 333-146251
No. 333-164960                No. 333-145068
No. 333-144231                No. 333-122275
No. 333-131975                No. 333-111022
No. 333-123652                No. 333-107266
No. 333-122580

/s/Ernst & Young LLP

Los Angeles, California
June 21, 2012